Exhibit 99.4

BROKER AND NOMINEE FORM

You should consult your own broker, bank or other nominee to verify whether this form is acceptable and whether other documentation is required.

MACK-CALI REALTY CORPORATION

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

When completed and signed, a Broker and Nominee form should be mailed to:

Mack-Cali Realty Corporation

Dividend Investment and Stock Purchase Plan

c/o Computershare

P.O. Box 43078

Providence, RI 02940-3078

As provided in the Prospectus relating to the Mack-Cali Realty Corporation Dividend Reinvestment and Stock Purchase Plan (the “Plan”), this form is to be used only by a broker, bank or other nominee making an optional cash investment or initial cash investment under the Plan on behalf of one or more beneficial owners whose shares are held in the name of a securities depository.

The broker, bank or other nominee submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date of this form; (b) a current copy of the Prospectus has been delivered to each beneficial owner on whose behalf the optional cash investment listed below is being transmitted; and (c) either (i) the amount of the optional cash investment listed below does not exceed $5,000 for each beneficial owner represented or (ii) this form is accompanied by a completed Request for Waiver approved by Mack-Cali Realty Corporation relating to the applicable investment date.

A new Broker and Nominee Form must be completed and submitted each month that an optional cash investment is submitted.  For further information about the Plan, please call Shareholder Customer Service at: (800) 317-4445.

DATE	TITLE OF ACCOUNT TO WHICH SHARES ARE
TO BE CREDITED

NAME OF DEPOSITORY PARTICIPANT	ADDRESS
SUBMITTING PAYMENT

PARTICIPANT NUMBER WITH DEPOSITORY	TAX ID NUMBER

CONTACT	PHONE

NAME OF DEPOSITORY

NUMBER OF BENEFICIAL OWNERS	TOTAL OPTIONAL CASH INVESTMENT
REPRESENTED	AMOUNT

Method of Payment	Check	☐	Money Order	☐

Other* (Specify)

*Payment by other than check or money order requires the approval of Mack-Cali Realty Corporation

Method of Investment:	Full Dividend Reinvestment
Partial Dividend Reinvestment (Specify)
Optional Cash Investments Only

Signature:

Name of Broker, Bank or Other Nominee
By:
Name:
Title: